EXHIBIT 11

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2000 AND 1999
                 (Amounts in millions, except per-share amounts)

                                                                     Three Months Ended              Six Months Ended
                                                                                June 30                       June 30
                                                           ---------------------------    ---------------------------
                                                                   2000           1999            2000           1999
-------------------------------------------------------    ------------   ------------    ------------   ------------
BASIC EARNINGS PER SHARE

Income (loss) before extraordinary item and effect
       of changes in accounting principles                 $        564   $         12    $        835   $        (45)
Effect of repurchase of Trust Preferred Securities                   --             --               1             --
Preferred stock dividends                                            --             (3)             --             (7)
                                                           ------------   ------------    ------------   ------------
Earnings (loss) before extraordinary item and effect
    of changes in accounting principles applicable
    to common stock                                                 564              9             836            (52)
Extraordinary loss, net                                              --             (3)             --             (3)
Cumulative effect of changes in
    accounting principles, net                                       --             --              --            (13)
                                                           ------------   ------------    ------------   ------------
Earnings (loss) applicable to common stock                 $        564   $          6    $        836   $        (68)
                                                           ============   ============    ============   ============
Weighted average common shares outstanding                        368.8          348.4           368.5          348.1
                                                           ============   ============    ============   ============
Basic earnings per share
    Income (loss) before extraordinary item and
      effect of changes in accounting principles           $       1.53   $        .03    $       2.27   $       (.15)
    Extraordinary loss, net                                          --           (.01)             --           (.01)
    Cumulative effect of changes in
      accounting principles, net                                     --             --              --           (.04)
                                                           ------------   ------------    ------------   ------------
      Basic earnings (loss) per common share               $       1.53   $        .02    $       2.27   $       (.20)
                                                           ============   ============    ============   ============
DILUTED EARNINGS PER SHARE

Earnings (loss) before extraordinary item and effect
    of changes in accounting principles applicable
    to common stock                                        $        564   $          9    $        836   $        (52)
Extraordinary loss, net                                              --             (3)             --             (3)
Cumulative effect of changes in
    accounting principles, net                                       --             --              --            (13)
                                                           ------------   ------------    ------------   ------------
Earnings (loss) applicable to common stock                 $        564   $          6    $        836   $        (68)
                                                           ============   ============    ============   ============
Weighted average common shares outstanding                        368.8          348.4           368.5          348.1
Dilutive effect of exercise of options outstanding                   .3             .1              .2             --
                                                           ------------   ------------    ------------   ------------
                                                                  369.1          348.5           368.7          348.1
                                                           ============   ============    ============   ============
Diluted earnings per share
    Income (loss) before extraordinary item and
      effect of changes in accounting principles           $       1.53   $        .03    $       2.27   $       (.15)
    Extraordinary loss, net                                          --           (.01)             --           (.01)
    Cumulative effect of changes in
      accounting principles, net                                     --             --              --           (.04)
                                                           ------------   ------------    ------------   ------------
      Diluted earnings (loss) per common share             $       1.53   $        .02    $       2.27   $       (.20)
=======================================================    ============   ============    ============   ============

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2000 AND 1999
                 (Amounts in millions, except per-share amounts)


The following items were not included in the computation of diluted earnings per share because their effect was antidilutive:

                                                       Three Months Ended                               Six Months Ended
                                                                  June 30                                        June 30
                              -------------------------------------------    -------------------------------------------
                                              2000                   1999                    2000                   1999
                              --------------------   --------------------    --------------------   --------------------
STOCK OPTIONS
    Number of shares                           4.2                    3.3                     4.6                    4.4
    Price range per share       $23.125 -- $29.438      $21.250-- $29.625       $21.250-- $29.438      $17.750-- $29.625
    Expiration range             8/18/00 --7/08/08      8/20/99-- 4/29/08       8/18/00-- 4/29/08      8/20/99-- 4/29/08
CONVERTIBLE PREFERRED
   STOCK $3.00
    Number of shares                            --                   11.5                      --                   11.5
    Dividends paid                              --                     $3                      --                     $7
---------------------------   --------------------   --------------------    --------------------   --------------------